Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 7, 1997 included in HUBCO's Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.



                               ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 17, 1998